Exhibit 24(b)

POWER OF ATTORNEY
Directors and Certain Officers of TRW Inc.

THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint W. B. Lawrence, D. F. Menz, K. C. Syrvalin and K. A. Weigand and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (1) a Registration Statement or amendments to previously filed Registration Statements with respect to participations in The TRW Employee Stock Ownership and Savings Plan and shares of TRW Common Stock offered in connection therewith; (2) a Registration Statement or amendments to previously filed Registration Statements with respect to participations in The TRW Canada Stock Savings Plan and shares of TRW Common Stock offered in connection therewith; (3) any and all amendments (including post-effective amendments), prospectuses and exhibits to such Registration Statements; and (4) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities to which any of such Registration Statements relate, with full power and authority to take or cause to be taken such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such document.

EXECUTED the dates set forth below.

/s/ J. T. Gorman	/s/ D. M. Cote	/s/ C. G. Miller

J. T. Gorman,	D. M. Cote,	C. G. Miller,
Chairman of the Board	President, Chief Executive	Executive Vice President
and Director	Officer and Director	and Chief Financial Officer
April 25, 2001	April 25, 2001	April 25, 2001

/s/ T. A. Connell	/s/ M. H. Armacost	/s/ M. Feldstein

T. A. Connell, Vice President	M. H. Armacost, Director	M. Feldstein, Director
and Controller	April 25, 2001	April 25, 2001
April 25, 2001

/s/ R. M. Gates	/s/ G. H. Heilmeier	/s/ C. R. Hollick

R. M. Gates, Director	G. H. Heilmeier, Director	C. R. Hollick, Director
April 25, 2001	April 25, 2001	April 25, 2001

/s/ K. N. Horn	/s/ H. V. Knicely	/s/ D. B. Lewis

K. N. Horn, Director	H. V. Knicely, Director	D. B. Lewis, Director
April 25, 2001	April 25, 2001	April 25, 2001

/s/ L. M. Martin	/s/ J. D. Ong

L. M. Martin, Director	J. D. Ong, Director
April 25, 2001	April 25, 2001